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                                                                    Exhibit 23.3

                CONSENT OF THE STANDISH GROUP INTERNATIONAL, INC.

        The undersigned, The Standish Group International, Inc., publisher of CHAOS '98: A Summary Review, hereby consents to the references to The Standish Group in the prospectus contained within the Registration Statement No. 333-76893 filed with the Securities and Exchange Commission by Continuus Software Corporation based on the understanding and agreement that said references shall read as follows:

        In "Business":

                The Standish Group estimated that in 1998 as few as 26% of all corporate IT software projects were completed on time and on budget.

        Dated: May 26, 1999

                                        THE STANDISH GROUP INTERNATIONAL, INC.

                                        By: /s/ James H. Johnson
                                           -------------------------------------
                                        Name:  James H. Johnson
                                             -----------------------------------
                                        Title: Chairman
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